UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 24, 2008
Thor Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

419 West Pike Street,	45334-0629
Jackson Center, Ohio	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (937) 596-6849
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 28, 2008, the Compensation Committee of the Board of Directors of Thor Industries, Inc. (the “Company”) granted Richard E. Riegel, III, the Chief Operating Officer of the Company, a guaranteed bonus of $75,000 per quarter for fiscal year 2009. Mr. Riegel will be eligible to receive additional bonus compensation based on individual performance and the pre-tax profits of the Company.
     On October 24, 2008, H. Coleman Davis, III, Chairman of Keystone RV Company (“Keystone”), an operating subsidiary of the Company, and a director of the Company, announced his intention to retire from Keystone and the Company, including as a director of the Company, effective as of December 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.
Date: October 29, 2008	By:	/s/ Christian G. Farman
	Name:	Christian G. Farman
	Title:	Senior Vice President and Chief Financial Officer